________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ______________


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                ______________


      Date of Report (Date of earliest event reported):  October 20, 1999

                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
            (Exact name of registrant as specified in its charter)

              DELAWARE                    0-29092           54-1708481
    (State or Other Jurisdiction of    (Commission        (IRS Employer
           Incorporation)              File Number)      Identification No.)

         1700 OLD MEADOW ROAD, SUITE 300, MCLEAN, VIRGINIA      22102
             (Address of principal executive offices)         (Zip Code)

      Registrant's telephone number, including area code:  (703) 902-2800

________________________________________________________________________________


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ITEMS 1-4.   NOT APPLICABLE.

ITEM 5.

     Set forth below is our Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 1999:

                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                    (In thousands, except per share amounts)

                                                      Adjustments
                                                  ----------------------
                                                                 Notes        Pro Forma
                         Primus(1)  Telegroup(2)  Telegroup    Issuances     As Adjusted
                         ---------  ------------  ---------    ---------     -----------
Net revenue............. $316,854     $101,618(3)  $(5,676)(4) $    --        $409,755
                                                    (3,041)(5)
Cost of revenue.........  247,456       67,584      (5,421)(4)      --         309,619
                         --------     --------     -------     --------       --------
Gross margin............   69,398       34,034      (3,296)         --         100,136
Operating expenses:
  Selling, general, and
   administrative.......   70,849       34,822        (114)(4)      --         102,516
                                                    (3,041)(5)
  Depreciation and
   amortization.........   21,490        5,709      (1,100)(7)      --          28,233
                                                     2,134 (8)
                         --------     --------     -------     --------       --------
    Total operating
     expenses...........   92,339       40,531      (2,121)         --         130,749
                         --------     --------     -------     --------       --------
Gain (loss) from
 operations.............  (22,941)      (6,497)     (1,175)         --         (30,613)
Interest expense........  (34,293)      (6,500)      6,500 (6)   (2,558)(9)    (36,851)
Interest income.........    6,011          221                                   6,232
Other income............                   (32)                                    (32)
                         --------     --------     -------     --------       --------
Gain (loss) before
 income taxes...........  (51,223)     (12,808)      5,325       (2,558)       (61,264)
Income taxes............                  (225)                                   (225)
                         --------     --------     -------     --------       --------
Net loss................ $(51,223)    $(13,033)    $ 5,325     $ (2,558)      $(61,489)
                         ========     ========     =======     ========       ========
Basic and diluted net
 loss per share......... $  (1.80)                                            $  (2.16)
                         ========                                             ========
Weighted average number
 of shares..............   28,402                                               28,402
                         ========                                             ========

--------
(1) Represents the historical results of our operations for the six months ended June 30, 1999.
(2) Represents the historical results of operations of Telegroup for the five months ended May 31, 1999.

Telegroup Adjustments:

(3) Does not give effect to the attrition in Telegroup's retail customer and agent base, which began to occur prior to our acquisition of Telegroup and which we expect to continue into the near future.
(4) To eliminate wholesale net revenue, cost of revenue, and selling, general and administrative expenses, as this component of the Telegroup business had been substantially eliminated prior to the purchase by Primus.
(5) To reflect the reclassification of bad debt expenses from selling, general and administrative expenses to a reduction of net revenue to conform to Primus's accounting policies.
(6) To eliminate interest expense on non-purchased obligations.
(7) To reverse amortization expense associated with Telegroup's previously acquired customer list, the excess of purchase price over the fair value of net assets acquired, depreciation and amortization of non-purchased fixed and cable assets, and amortization related to debt financing costs.
(8) To record amortization expense associated with acquired customer list and the excess of purchase price over the fair value of net assets acquired.

Notes Issuances:

(9) To reflect the interest expense on the $45.5 million of senior notes issued in June 1999 in connection with the Telegroup acquisition.

ITEMS 6-8.   NOT APPLICABLE.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          PRIMUS TELECOMMUNICATIONS
                                           GROUP, INCORPORATED


                                          By:  /s/ Neil L. Hazard
                                               ------------------------
                                               Neil L. Hazard
                                               Executive Vice President
                                               and Chief Financial Officer

Date:  October 20, 1999